Exhibit 25.1

FORM T-1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) |    |

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

MetroPCS Wireless, Inc.

(Exact name of obligor as specified in its charter)

Delaware	75-2694973
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS AWS, LLC

(Exact name of Guarantor as specified in its charter)

Delaware	20-4798776
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS California, LLC

(Exact name of Guarantor as specified in its charter)

Delaware	68-0618381
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS Florida, LLC

(Exact name of Guarantor as specified in its charter)

Delaware	68-0618383
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS Georgia, LLC

(Exact name of Guarantor as specified in its charter)

Delaware	68-0618386
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS Michigan, Inc.

(Exact name of Guarantor as specified in its charter)

Delaware	20-2509038
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS Texas, LLC

(Exact name of Guarantor as specified in its charter)

Delaware	20-2508993
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS 700 MHz, LLC

(Exact name of Guarantor as specified in its charter)

Delaware	26-1540382
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS Communications, Inc.

(Exact name of Guarantor as specified in its charter)

Delaware	20-0836269
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS Massachusetts, LLC

(Exact name of Guarantor as specified in its charter)

Delaware	20-8303630
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS Nevada, LLC

(Exact name of Guarantor as specified in its charter)

Delaware	20-8303430
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS New York, LLC

(Exact name of Guarantor as specified in its charter)

Delaware	20-8303519
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS Pennsylvania, LLC

(Exact name of Guarantor as specified in its charter)

Delaware	20-8303570
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

MetroPCS, Inc.

(Exact name of Guarantor as specified in its charter)

Delaware	20-5449198
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2250 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

  Yes.

2.	Affiliations with Obligor.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

3-15.	Not applicable.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

5.	The consent of the trustee required by Section 321(b) of the Act.

6.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Houston, and State of Texas, on the 19 day of June, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Rafael Martinez
Name:	Rafael Martinez
Title:	Assistant Treasurer

EXHIBIT 5

CONSENT OF THE TRUSTEE

Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of MetroPCS Wireless, Inc. Senior Note Securities, The Bank of New York Mellon Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Rafael Martinez
Rafael Martinez, Assistant Treasurer

Houston, Texas
June 19, 2009

REPORT OF CONDITION

Consolidating domestic subsidiaries of

The Bank of New York Mellon Trust Company NA

In the state of CA at close of business on March 31, 2009

published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

Dollar Amounts in Thousands

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,267
Interest-bearing balances		88,233
Securities:
Held-to-maturity securities		22
Available-for-sale securities		444,137
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		0
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		12,131
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		1
Intangible assets:
Goodwill		876,153
Other intangible assets		265,381
Other assets		153,750
Total assets		1,841,075

REPORT OF CONDITION (Continued)

LIABILITIES

Dollar Amounts in Thousands

Deposits:
In domestic offices		1,807
Noninterest-bearing	1,807
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		268,691
Subordinated notes and debentures		0
Other liabilities		174,621
Total liabilities		445,119

EQUITY CAPITAL
Bank Equity Capital
Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Retained earnings		269,980
Accumulated other comprehensive income		3,456
Other equity capital components		0
Total bank equity capital		1,395,956
Minority interest in consolidated subsidiaries		0
Total equity capital		1,395,956
Total liabilities, minority interest, and equity capital		1,841,075

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.		I, Karen Bayz, Vice President /s/ Karen Bayz
(Name, Title)
of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1	Troy Kilpatrick, Managing Director	/s/ Troy Kilpatrick

Director #2	Frank Sulzberger, Managing Director	/s/ Frank Sulzberger

Director #3	William Lindelof, Vice President	/s/ William Lindelof